Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2007 relating to the financial statements, which appears in the 2008 Annual Report to Shareholders, which is incorporated by reference in Alliance Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 9, 2009